Exhibit 10.36

AMENDED AND RESTATED

SECURED TERM NOTE

$15,000,000.00	December 11, 2002

FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, THE TRIZETTO GROUP, INC., a Delaware corporation (“TriZetto”), CREATIVE BUSINESS SOLUTIONS, INC., a Texas corporation, FINSERV HEALTH CARE SYSTEMS, INC., a New York corporation, HEALTHCARE MEDIA ENTERPRISES, INC., a Delaware corporation, HEALTHWEB, INC., a Delaware corporation, MARGOLIS HEALTH ENTERPRISES, INC., a California corporation, NOVALIS CORPORATION, a Delaware corporation, TRIZETTO APPLICATION SERVICES, INC., a Colorado corporation, DIGITAL INSURANCE SYSTEMS CORPORATION, an Ohio corporation, HEALTH NETWORKS OF AMERICA, INC., a Maryland corporation, NOVALIS DEVELOPMENT CORPORATION, a Delaware corporation, NOVALIS DEVELOPMENT & LICENSING CORPORATION, an Indiana corporation, NOVALIS SERVICES CORPORATION, a Delaware corporation, ERISCO, INC., a New York corporation, RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC., an Illinois corporation, WINTHROP FINANCIAL GROUP, INC., an Illinois corporation, OPTION SERVICES GROUP, INC., an Illinois corporation and INFOTRUST COMPANY, an Illinois corporation (collectively, “Borrower”), jointly and severally, promise to pay, in lawful money of the United States, to the order of HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, its successors and assigns (“Lender”), the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), or so much of such sum as shall have been advanced by Lender (the “Principal Sum”) in accordance with the terms of this Amended and Restated Secured Term Note, together with interest and other fees as further set forth in this Note, to be paid in accordance with the terms set forth below. This Amended and Restated Secured Term Note (the “Note”) amends and restates in its entirety that certain Secured Term Note dated September 14, 2001 previously executed and delivered by Borrower and made payable to Lender (the “Original Note”).

1. Principal and Interest.

(a) If not sooner repaid, Borrower agrees to repay the Principal Sum by making the following payments to Lender: (i) on the last Business Day (as defined below) of each calendar quarter beginning June 30, 2003, installment payments equal to Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,875,000.00) each; and (ii) a final payment, equal to the remaining amount of the Principal Sum (including any amount of the Principal Sum not repaid pursuant to Section 1(a)(i)), if any, plus all interest, fees and charges due Lender hereunder, on December 11, 2004 (the “Maturity Date”). The Maturity Date shall not be extended unless the term of the Loan and Security Agreement dated as of September 11, 2000 by and among Borrower and Lender pursuant to which Borrower and Lender have entered into a revolving credit arrangement in a principal amount not to exceed $20,000,000.00 (as such agreement may be amended, modified or restated from time to time, the “Loan Agreement”), is extended to the same date.

(b) In addition to the repayment of the Principal Sum, on a quarterly basis from the date of this Note until the Maturity Date, Borrower shall pay to Lender interest at the Base Rate (as defined below) on the total amount of the Principal Sum, with such interest payable in arrears on the first Business Day of each quarter. For purposes hereof, “Base Rate” shall mean, at Borrower’s option absent an Event of Default (as defined below), either (i) a fluctuating rate per annum compounded daily (on the basis of the actual number of days elapsed over a 360-day year) equal to the Prime Rate (as defined below) plus one percent (1.0%) (the “Index Rate”), or (ii) for one (1), two (2) or three (3) month periods, at Borrower’s option absent an Event of Default, commencing on the date of this Note (each, an “Interest Period”), a fixed rate per annum equal to LIBOR (as defined below) plus three and one quarter percent (3.25%) (the “LIBOR Rate”). For purposes hereof:

(x) “LIBOR” shall mean the rate published in The Wall Street Journal under the caption “Money Rates, London Interbank Offered Rates (LIBOR)” for notes maturing one (1), two (2) or three (3) months, as applicable, after issuance on the second full Business Day next preceding any applicable Interest Period. If The Wall Street Journal discontinues or fails to publish such rate, then Lender shall, in its discretion, choose an alternative publication, reference or source for the rate Lender believes most closely approximates the London Interbank Offered Rates (LIBOR); and

(y) “Prime Rate” shall mean that rate of interest designated as such by Citibank, N.A., or any successor to such bank, as the rate may from time to time fluctuate. If such bank ceases to designate such a base lending rate, Lender shall reasonably select an alternate, nationally recognized commercial bank as the designator of such interest rate.

Any portion of the Principal Sum that bears interest at the Index Rate shall be referred to herein, in the aggregate, as an “Index Rate Loan”. Any portion of the Principal Sum that bears interest at the LIBOR Rate shall be referred to herein, in the aggregate, as a “LIBOR Loan”. At any time absent an Event of Default, Borrower shall have the option to (A) convert all or any part of the outstanding Principal Sum from Index Rate Loans to LIBOR Loans, (B) convert any LIBOR Loan to an Index Rate Loan, or (C) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable Interest Period and the succeeding Interest Period of that continued LIBOR Loan shall commence on the first day after the last day of the Interest Period of the LIBOR Loan to be continued; provided that, notwithstanding the foregoing, there shall be no more than four (4) LIBOR Loans outstanding at any time under this Note and the Loan Agreement together. Notwithstanding anything in this Section 1(b) to the contrary, at any time after the occurrence and during the continuance of an Event of Default, the LIBOR pricing option identified in subparagraph (ii) above shall no longer be available to Borrower, and the rate of interest applicable to the total amount of the Principal Sum hereunder shall be the equal to the then applicable Index Rate plus five percent (5.0%) (the “Default Interest Rate”). After the Maturity Date, and until the entire Principal Sum plus any other amount due and unpaid shall be paid in full, without limiting any of Lender’s other rights and remedies, all outstanding amounts of the Principal Sum shall bear interest, payable on demand, at the Default Interest Rate, but in no event shall the interest payable exceed the maximum lawful rate.

(c) Repayment of Borrower’s obligations under this Note is secured by, among other things, the Collateral defined and described in Section 7 of this Note.

2. Fees. In consideration for the extension of credit by Lender as evidenced by this Note, among other things, Borrower shall pay to Lender the fee set forth in Section 5(a) of Amendment No. 4 to Loan and Security Agreement (the “Loan Agreement Amendment”) executed of even date with this Note.

3. Additional Payments. Borrower further promises to pay to Lender, as soon as practicable but in any event no later than thirty (30) days after written request, any and all other sums and charges that may at the time become due and payable under this Note, and all reasonable costs and disbursements in connection with the preparation of this Note (including without limitation reasonable attorneys’ fees (both in-house and outside counsel, as applicable), audit fees and search fees), and in the collection of any payments due under this Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Note. Notwithstanding the foregoing, the total amount of legal fees to be reimbursed by Borrower in connection with the negotiation and documentation of this Note, the Loan Agreement Amendment and related documents shall not exceed $15,000. In addition, notwithstanding the foregoing, Borrower shall be required to reimburse Lender for up to $35,000 in connection with semi-annual audits and appraisals of Borrower’s books and records; provided, however, that on and after and during the occurrence of any Event of Default hereunder, the foregoing cap shall not apply, and Borrower shall be required to reimburse Lender, in accordance with the above, for all out-of-pocket audit and appraisal fees incurred by Lender in connection with any audits or appraisals performed by Lender during such period, and such audits and appraisals shall not be counted as “semi-annual” audits or appraisals for purposes hereof. Borrower shall pay all taxes (other than taxes based upon or measured by Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of the Note and the recording of the security documents therefor. The obligations of Borrower under this Section 3 shall survive the payment of Borrower’s indebtedness under this Note and the termination of this Note.

4. Conditions to Borrowing; Prepayment.

(a) Subject to the terms and conditions of this Note, Lender shall make available to Borrower that portion of the Principal Sum in excess of the principal amount outstanding as of the Effective Date (such outstanding amount, the “Outstanding Principal Amount”) in immediately available funds not later than 12:00 Noon (Maryland time) on the Business Day on which the following conditions precedent are satisfied (such Business Day, the “Effective Date”):

(i) Borrower shall have executed and delivered or caused to be executed and delivered to Lender the following documents (collectively, the “Loan Documents”):

(A) this Note duly executed by an authorized officer of each entity comprising Borrower;

(B) that certain Amendment No. 4 to Loan and Security Agreement dated of even date with this Note by and among the Borrower and Lender (the “Amendment”) duly executed by an authorized officer of each entity comprising Borrower;

(C) Lender shall have received updated Schedules to the Loan Agreement and this Note, which updated Schedules shall be satisfactory to Lender; and

(D) that certain Fourth Amended and Restated Revolving Credit Note dated of even date with the Amendment duly executed by an authorized officer of each entity comprising Borrower and made payable to Lender;

(ii) Lender shall have received payment in full of the Fee (as defined in the Loan Agreement Amendment);

(iii) Lender shall be satisfied that it has a perfected first priority security interest in the Collateral, with only such exceptions thereto as shall have been approved by it;

(iv) Borrower shall have provided Lender with resolutions of the Board of Directors, members or partners, as the case may be, of each Borrower, authorizing the execution, delivery and performance of this Note, the Amendment, the Fourth Amended and Restated Revolving Credit Note and otherwise in such form as shall be reasonably satisfactory to Lender; and

(v) No Event of Default or any event that, with the giving of notice or the passage of time or both, could be a default or an Event of Default, shall have occurred or be continuing under this Note, the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) or the Loan Agreement Amendment (collectively, the “Revolving Loan Documents”).

The obligations of Lender under this Note are further conditioned on Borrowers’ agreement, by its signature below as such, to execute and deliver to Lender, by the date that is no later than twenty (20) days following the date of this Note, a Copyright Security Agreement, in form and substance reasonably satisfactory to Lender, for filing by Lender with the U.S. Copyright Office to enable Lender to perfect Lender’s lien on and security interest in Borrowers’ registered copyrights, including the proceeds thereof. The failure of Borrowers to have executed and delivered such Copyright Security Agreement to Lender as and when required hereunder shall render Lender’s obligations in connection with this Note void ab initio, and shall constitute an immediate and automatic Event of Default under the Note, without notice or further action by Lender.

(b) Borrower hereby irrevocably authorizes Lender to disburse the full amount of the Principal Sum to be disbursed by Lender pursuant to Section 4(a) by wire transfer to such bank account as may be designated by Borrower from time to time or elsewhere if pursuant to written direction from Borrower.

(c) Lender will account to Borrower monthly with a statement of advances, charges and payments made pursuant to this Note, and the account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent manifest error.

(d) Borrower may prepay all or any part of the Principal Sum outstanding (inclusive of the Fee) without penalty, together with all interest accrued on the Principal Sum and all other sums that are payable pursuant to this Note and terminate this Note without penalty.

(e) By completing the transactions contemplated by this Note, Lender does not waive a breach of any representation, warranty or covenant of Borrower under this Note or under any other Loan Documents, and all of Lender’s claims and rights resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

(f) All outstanding principal, interest, fees and other amounts due under this Note shall be prepaid in full simultaneously with repayment of all Obligations under and termination of the Loan Agreement and the Revolving Loan Documents for any reason.

5. Payment Office. The Principal Sum, the interest on the Principal Sum, and any other amounts payable under this Note are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, 4th Floor, Chevy Chase, Maryland 20815, Attention: Pascale Bissainthe, Chief Counsel, or at such other place as Lender may specify in writing to Borrower. Any payment in other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a “Business Day”) and such extension of time shall be included in the computation of interest in connection with such payment.

6. No Presentment; Acceleration. On the Maturity Date or upon the occurrence of an Event of Default, the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Note (including without limitation the Fee) or the other Loan Documents shall become and be immediately due and payable upon declaration to that effect delivered by Lender to Borrower; provided that on the happening of any event specified in Section 12(f), this Note shall be immediately due and payable without declaration or other notice to Borrower. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.

7. Security Agreement. This Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, to secure Borrower’s obligations under this Note and the other Loan Documents, and under the Loan Agreement, the Revolving Loan Documents and any other Affiliated Loan Documents (as defined in the Loan Agreement), a security interest in the following (collectively, the “Collateral”); provided that, notwithstanding anything in this Section 7 to the contrary, the term “Collateral” shall not include any assets described below to the extent such assets are subject to a capital lease agreement if the grant of a security interest in such property to Lender hereunder would constitute a breach or violation of such capital lease agreement:

(a) all of Borrower’s Accounts, and all of Borrower’s money, contract rights, chattel paper, documents, deposit accounts, securities, investment property and instruments with respect thereto, and all of Borrower’s rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

(b) to the extent not listed above, all of Borrower’s money, securities, investment property, deposit accounts, instruments and other property and the proceeds thereof that are now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(c) to the extent not listed above, all of Borrower’s now owned or hereafter acquired deposit accounts into which Accounts or the proceeds of Accounts are deposited, including the Lockbox Account;

(d) all of Borrower’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

(e) all of Borrower’s general intangibles (including, but not limited to, payment intangibles) and other property of every kind and description with respect to, evidencing or relating to its Accounts, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

(f) all of Borrower’s other money, securities, investment property, deposit accounts, instruments, documents, supporting obligations and chattel paper;

(g) all of Borrower’s letter-of-credit rights and commercial tort claims;

(h) all of Borrower’s other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

(i) all of Borrower’s now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

(j) all of Borrower’s now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof; and

(k) to the extent not listed above as original collateral, the proceeds (including, without limitation, insurance proceeds) and products of all of the foregoing.

8. Use of Funds. Borrower covenants and agrees that the Principal Sum shall be used solely for working capital, for acquisitions and for other purposes not prohibited under this Agreement.

9. Representations. Each entity comprising Borrower hereby warrants and represents to Lender that:

(a) Borrower is a corporation (i) duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, (ii) is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary except where the failure to so qualify could not have a Material Adverse Effect (as defined below), (iii) has the corporate power and authority to own its assets and transact the business in which it is engaged, and (iv) has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business, except where the failure to obtain such certificates, licenses and qualifications could not have a Material Adverse Effect. For the purposes of this Note, “Material Adverse Effect” shall mean any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (v) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, or properties of the Borrower taken as a whole; (w) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Note or any Loan Document; (x) materially impairs or is reasonably expected to materially impair the ability of Borrower to pay and perform the obligations under this Note; (y) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Note or any of the Loan Documents; or (z) has or is reasonably expected to have any material adverse effect on the Collateral, the liens of Lender in the Collateral or the priority of such liens.

(b) Borrower has full corporate power and authority to borrow the Loan and to enter into, execute, and deliver this Note, and to incur and perform its obligations under this Note and the other Loan Documents, all of which have been duly authorized by all necessary corporate action. Except as set forth on Schedule 9(b), no consent or approval of stockholders of, or lenders to, Borrower, and no consent, approval, filing or registration with any governmental authority is required as a condition to the validity of this Note or the other Loan Documents or the performance by Borrower of its obligations under this Note or the other Loan Documents.

(c) This Note, when issued and delivered for value received, and all other Loan Documents constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(d) The execution and delivery by Borrower of this Note and the other Loan Documents do not, and the performance of Borrower’s obligations under this Note and the other Loan Documents will not, violate, conflict with, constitute a default under, or result in the creation of a lien or encumbrance (other than a lien, security interest, charge or other encumbrance in favor of Lender) upon the property of Borrower under (i) any provision of Borrower’s certificate of incorporation or bylaws, (ii) any provision of any law, rule or regulation applicable to Borrower, or (iii) any of the following (A) any indenture or other agreement or instrument to which Borrower is a party or by which Borrower or its property is bound (other than indentures, agreements and instruments, the violation, conflicts, or defaults of which, individually or in the aggregate, do not have a Material Adverse Effect), or (B) any judgment, order or decree of any court, arbitration tribunal, or governmental entity which is applicable to Borrower or Borrower’s properties or assets, other than such judgments, orders or decrees from such governmental entities, the violation of which, individually or in the aggregate, do not have a Material Adverse Effect.

(e) Except as disclosed in Schedule 9(e), there are no actions, suits, proceedings or investigations pending or threatened against Borrower before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower, could have a Material Adverse Effect on the business, properties, condition (financial or otherwise) or operations, current or prospective, of Borrower, or upon its ability to perform its obligations under the Loan Documents. Borrower is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Borrower or its properties.

(f) The audited financial statements of Borrower as of and for the period ending December 31, 2001 and the unaudited financial statements of Borrower as of and for the period ending September 30, 2002, all certified by the chief financial officer of Borrower, which were previously delivered to Lender, are true, correct and complete and fairly present the financial condition of Borrower and the results of Borrower’s operations and changes in financial condition as of the dates and for the periods referred to, and have been prepared in accordance with generally accepted accounting principles. There are no material unrealized or anticipated liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of such financial statements that are not reflected in the financial statements or the notes thereto. There has been no material adverse change in the business, properties, condition (financial or otherwise) of Borrower since December 31, 2001. Borrower’s fiscal year ends on December 31.

(g) Borrower is not in default under or with respect to any obligation in any respect that could have a Material Adverse Effect on its business, operations, property or financial condition, or that could have a Material Adverse Effect on the ability of Borrower to perform its obligations under this Note or the other Loan Documents. No Event of Default or event that, with the giving of notice or lapse of time, or both, could become an Event of Default, has occurred and is continuing.

(h) Borrower has good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the financial statements as described in paragraph (f) above, subject to no lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. Borrower has not agreed or consented to cause any of its properties or assets, whether owned now or hereafter acquired, to be subject in the future (upon the happening of a contingency or otherwise) to any lien, mortgage, pledge, encumbrance or charge of any kind, other than Permitted Liens. For purposes hereof, “Permitted Liens” shall mean: (i) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance; (ii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), operating and capital leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (iii) mechanic’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender’s sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); (iv) liens and encumbrances in favor of Lender; (v) liens on equipment of Borrower to secure borrowed money incurred for the sole purpose of financing all or a portion of the purchase price of the equipment subject to such lien (i.e. purchase money security interests) in the ordinary course of business; provided that such liens attach only to the assets subject to such purchase money debt and such purchase money debt does not exceed one hundred percent (100%) of the purchase price of the subject assets; and (vi) liens set forth on Schedule 9(h).

(i) Borrower has filed, or has obtained extensions for the filing of, all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date hereof. All tax liabilities of Borrower were, as of December 31, 2001 and are now, adequately provided for on Borrower’s books. No tax liability has been asserted by the Internal Revenue Service or other taxing authority against Borrower for taxes in excess of those already paid. Immaterial exceptions to this Section 9(i) are set forth on Schedule 9(i)

(j) The use of the proceeds of the Loan and Borrower’s issuance of this Note will not, directly or indirectly, violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation Regulations U, T, or X of the Board of Governors of the Federal Reserve System. Borrower is not engaged in the business of extending credit for the purpose of the purchasing or carrying “margin stock” within the meaning of those regulations. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for such purpose.

(k) Borrower is not an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of that Act.

(l) Borrower is not in violation of any statute, rule or regulation of any governmental authority (including, without limitation, any statute, rule or regulation relating to employment practices or to environmental, occupational and health standards and controls), the violation of which could, individually or in the aggregate, have a Material Adverse Effect. Borrower has obtained all licenses, permits, franchises, and other governmental authorizations necessary for the ownership of its properties and the conduct of its business, unless the failure to obtain such licenses, individually or in the aggregate, could not have a Material Adverse Effect. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar governmental authority and is in full compliance with all applicable rules and regulations of such commissions, unless the failure to comply, individually or in the aggregate, could not have a Material Adverse Effect.

(m) To Borrower’s best knowledge, no use, exposure, release, generation, manufacture, storage, treatment, transportation or disposal of hazardous material has occurred or is occurring on or from any real property on which the Collateral is located (the “Premises”) or which is owned, leased or otherwise occupied by Borrower, or has occurred off the Premises as a result of any action of Borrower. To Borrower’s best knowledge, all hazardous material used, treated, stored, transported to or from, generated or handled on the Premises, or off the Premises by Borrower, has been disposed of on or off the Premises by or on behalf of Borrower in a lawful manner. To Borrower’s best knowledge, there are no underground storage tanks present on or under the Premises owned or leased by Borrower. To Borrower’s best knowledge, no other environmental, public health or safety hazards exist with respect to the Premises.

(n) The only places of business of Borrower, and the places where it keeps and intends to keep the Collateral and records concerning the Collateral, are at the addresses set forth in Schedule 9(n), which also lists the owner of record of each such property. Immaterial exceptions to this Section 9(n) are set forth on Schedule 9(n).

(o) Borrower exclusively owns or possesses all the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without any conflict with the rights of others, except to the extent that failure to own or possess such property could not have a Material Adverse Effect. A list of all such patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing (indicating the nature of Borrower’s interest), as well as all outstanding franchises and licenses given by or held by Borrower, is attached as Schedule 9(o), except for such patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, and rights with respect to the foregoing (indicating the nature of Borrower’s interest) which in the aggregate could not have a Material Adverse Effect. Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights. Borrower is not infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other intellectual property rights of others except for infringement which individually or in the aggregate could not have a Material Adverse Effect, and the Borrower is not aware of any infringement by others of any such rights owned by Borrower.

(p) The identity of the greater than five percent (5%) stockholders of record of all of the outstanding common stock of TriZetto, together with the respective ownership percentages held by such stockholders as of March 8, 2002 are as set forth in the Proxy Statement of TriZetto filed with the Securities and Exchange Commission on April 15, 2002. In addition, the owner(s) of any and all classes of stock (other than the common stock of TriZetto) or other equity interests of, and/or holders of notes (other than this Note and the Revolving Credit Note) issued by, TriZetto and each other Borrower as of the Effective Date are set forth in Schedule 9(p).

(q) Neither this Note nor any other Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in this Note or in the other Loan Documents or such other documents not misleading. Except as disclosed in the “risk factors” section of the Borrower’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, there is no fact known to Borrower that would have a Material Adverse Effect or in the future could have a Material Adverse Effect on the business, operations, affairs or financial condition of Borrower, or any of its properties or assets.

(r) Borrower does not own or hold any equity or long-term debt investments in, have any outstanding advances to, have any outstanding guarantees for the obligations of, or have any outstanding borrowings from, any Person except as otherwise disclosed in the financial statements and except to the extent such items, individually or in the aggregate, could not have a Material Adverse Effect on Borrower. Except as otherwise disclosed in the financial statements of the Borrower, Borrower is not a party to any contract or agreement, or subject to any corporate restriction, which could have a Material Adverse Effect.

(s) Within five (5) years before the date of this Note, neither the business, property or assets, or operations of Borrower has been adversely affected in any way by any strike, lockout, combination of workers, or order of the United States of America or other governmental authority, directed against Borrower. There are no pending or, to Borrower’s best knowledge, threatened labor disputes, strikes, lockouts, or similar occurrences or grievances against Borrower or its business, which individually or in the aggregate could have a Material Adverse Effect on Borrower.

(t) Within five (5) years before the date of this Note, Borrower has not conducted business under or used any other name (whether corporate, partnership or assumed) except as listed on Schedule 9(t). Borrower is the sole owner of all names listed on that Schedule and any and all business done and invoices issued in such names are Borrower’s sales, business, and invoices. Each trade name of Borrower represents a division of Borrower and not an Affiliate (except for any Affiliate that is also a “Borrower” hereunder). For purposes hereof, “Affiliate” means, with respect to any specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

(u) Except for Borrower entities which are subsidiaries of other Borrower entities and except as set forth on Schedule 9(u), Borrower has no subsidiaries. None of the subsidiaries set forth on Schedule 9(u) has any assets or operations.

(v) To the extent that and for so long as (a) Borrower is a “covered entity” within the meaning of HIPAA or (b) Borrower and/or its business and operations are subject to or covered by the so-called “Administrative Simplification” provisions of HIPAA, Borrower (i) has undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA that could be adversely affected by the failure of Borrower to be HIPAA Compliant (as defined below); (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower is or becomes HIPAA Compliant. For purposes hereof, “HIPAA Compliant” shall mean that Borrower (x) is or will be in compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that such requirement becomes effective in accordance with its terms (each such date, a “HIPAA Compliance Date”), and (y) is not, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding in connection with HIPAA (other than routine surveys or reviews conducted by any government health plan or other accreditation entity), in the case of either (x) or (y), to the extent that such non-compliance or penalty, process, claim, action, proceeding, review or survey, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. For purposes hereof, “HIPAA”

means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

10. Affirmative Covenants.

Each entity constituting Borrower covenants and agrees that until this Note shall be repaid in full:

(a) Financial Statements and Collateral Reports. Borrower will furnish to Lender (i) a sales and collections report and accounts receivable aging schedule on a form acceptable to Lender within fifteen (15) Business Days after the end of each calendar month, which shall include, but not be limited to, a report of sales, credits issued, and collections received; (ii) payables aging schedules within fifteen (15) Business Days after the end of each calendar month; (iii) internally prepared unaudited monthly financial statements for Borrower, certified by the chief financial officer (or other financial officer if such other financial officer has executed the secretary’s certificate on file with Lender) of Borrower, within twenty (20) Business Days of the end of each calendar month; (iv) all unaudited quarterly financial statements for Borrower, certified by the chief financial officer of Borrower, within forty five (45) calendar days of the end of each calendar month (including the last month of any fiscal quarter or fiscal year); (v) INTENTIONALLY DELETED; (vi) INTENTIONALLY DELETED; (vii) annual audited financial statements for Borrower prepared by a firm of independent public accountants satisfactory to Lender, within one hundred twenty (120) calendar days after the end of each of Borrower’s fiscal years; (vii) promptly upon receipt thereof, copies of any reports submitted to Borrower by the independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants, unless the disclosure of such reports is prohibited by applicable laws; (ix) as soon as available, copies of all financial statements and notices provided by Borrower to all of its stockholders; (x) such additional information, reports or statements as Lender may from time to time reasonably request; and (xi) as soon as available, but in any event by the last day of each fiscal year of Borrower, an annual operating plan for Borrower for the following fiscal year (each, an “Operating Plan”), which (i) includes a statement of all of the material assumptions on which such plan is based and (ii) includes at least quarterly balance sheets, income statements and statements of cash flows for the following year, all prepared on the same basis and in similar detail as that on which operating results are reported and including plans for personnel, Capital Expenditures (as defined below) and facilities. Annual financial statements shall set forth in comparative form figures for the corresponding periods in the prior fiscal year. All financial statements shall include a balance sheet and statement of earnings and shall be prepared in accordance with GAAP.

(b) Payments Hereunder. Borrower will make all payments of principal, interest, fees, and all other payments required under this Note, and under any other agreements with Lender to which Borrower is a party, as and when due.

(b) Existence, Good Standing, and Compliance with Laws. Borrower will do or cause to be done all things necessary (except where the failure to do so could not have a Material

Adverse Effect), to (i) obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority having or claiming jurisdiction over Borrower; and (ii) maintain and protect the properties used or useful in the conduct of the operations of Borrower, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by subsection (e) below.

(d) Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, as determined in the reasonable judgement of Lender, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower’s title to, and its right to use, the Collateral is not adversely affected thereby and Lender’s lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

(e) Insurance. Borrower will carry adequate public liability and professional liability insurance with responsible companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

(f) General Information. Borrower will furnish to Lender such information as Lender may, from time to time, reasonably request with respect to the business or financial affairs of Borrower, and permit any officer, employee or agent of Lender to visit and inspect (upon reasonable notice of not less than two (2) Business Days) any of the properties during regular business hours, to examine the minute books, books of account and other records, including management letters prepared by Borrower’s auditors, of Borrower, and make copies thereof or extracts therefrom, and to discuss its and their business affairs, finances and accounts with, and be advised as to the same by, the accountants and officers of Borrower, all at such times and as often as Lender may reasonably require.

(g) Maintenance of Property. Borrower will maintain, keep and preserve the Collateral in good repair, working order and condition, normal wear and tear excepted, and from time to time make all reasonably needful and proper repairs, renewals, replacements, betterments and improvements to the Collateral.

(h) Notification of Events of Default and Adverse Developments. Borrower promptly will notify Lender upon the occurrence of: (i) any Event of Default; (ii) any event which, with the giving of notice or lapse of time, or both, is reasonably likely to constitute an Event of

Default; (iii) any event, development or circumstance whereby the financial statements previously furnished to Lender hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of Borrower as of the dates of such financial statements; (iv) any judicial, administrative or arbitration proceeding pending against Borrower, and any judicial or administrative proceeding known by Borrower to be threatened against it which, if adversely decided, could have a Material Adverse Effect on the condition (financial or otherwise) or operations (present or prospective) of Borrower or which may expose Borrower to uninsured liability of $1,000,000.00 or more; (v) any default claimed by any other creditor for borrowed money of Borrower other than Lender in excess of $500,000; and (vi) any other development in the business or affairs of Borrower which may have a Material Adverse Effect; in each case describing the nature thereof and (in the case of notification under clauses (i) and (ii)) the action Borrower proposes to take with respect thereto.

(i) Employee Benefit Plans. No employee benefit plan (a “Plan”) subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and regulations issued pursuant to ERISA that is maintained by Borrower or under which Borrower could have any material liability under ERISA (i) has failed to meet minimum funding standards established in Section 302 of ERISA, (ii) has failed to substantially comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, or (iii) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code. Neither Borrower nor any member of a Controlled Group that includes Borrower has assumed, or received notice of a claim asserted against Borrower or another member of the Controlled Group for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan. Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a material claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates.

(j) Financial Records. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements provided hereunder adequate accruals and appropriations to reserves, all in accordance with GAAP.

(k) Places of Business. Borrower shall give fifteen (15) calendar days’ prior written notice to Lender of any change in the location of any of its places of business, of the places where its records concerning its Accounts are kept, of the places where the Collateral is kept, or of the establishment of any new, or the discontinuance of any existing, places of business.

(l) Business Conducted. Borrower shall continue in the business presently conducted by it using its commercially reasonable best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably related thereto.

(m) INTENTIONALLY DELETED.

(n) Licensure. Borrower will maintain all licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on Borrower, except where failure to do so could not have a Material Adverse Effect.

(o) Tangible Net Worth. TriZetto will not at any time allow its consolidated “tangible net worth” to fall below $50,000,000. For purposes of this Section 10(r), “tangible net worth” shall be defined as TriZetto’s net worth, on a consolidated basis, minus all intangibles, including without limitation goodwill, in each case calculated in accordance with GAAP; provided that, for purposes of calculating “tangible net worth”, TriZetto shall be entitled to include deferred tax liability associated with any intangibles generated from acquisitions made by it.

(p) Further Assurances. Borrower will defend its title to the Collateral against all persons and will, upon request of the Lender, (i) furnish such further assurances of title as may be reasonably required by the Lender, (ii) deliver and execute or cause to be delivered and executed, in form and content reasonably satisfactory to the Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (iii) do such other acts as the Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Lender’s security interest in the Collateral and/or its priority.

(r) Excess Cash Balance. At all times after the Effective Date and throughout the term of this Note thereafter, TriZetto shall maintain an excess cash balance equal, in the aggregate, to at least Thirty-Five Million and No/100 Dollars ($35,000,000.00) (the “Cash Balance”); provided, that, the Cash Balance required to be maintained hereunder shall be automatically decreased dollar-for-dollar on and contemporaneously with Lender’s receipt of any required amortization or other principal repayments under this Note; and, provided, further, if at any time after the Effective Date, TriZetto shall fail to maintain the Cash Balance as required hereunder, TriZetto shall be required to notify Lender in writing of such event. For purposes hereof, “excess cash balance” shall mean the sum of TriZetto’s consolidated cash (not including any restricted cash or cash held on deposit as security for other obligations of any Borrower), cash equivalents, short term-investments and certificates of deposit and/or commercial paper with a maturity date of less than ninety (90) days that TriZetto can sell on the open market at any time, and may also include the amounts available to be advanced under the Loan Agreement.

(s) Minimum EBITDA. As of the end of each fiscal quarter of TriZetto, TriZetto, on a consolidated basis, shall have EBITDA equal to at least seventy percent (70%) of the amount set forth in the Operating Plan corresponding with such period. For purposes hereof, “EBITDA” means, for any period, an amount equal to Consolidated Net Income for such period, plus the following, to the extent deducted in computing such Consolidated Net Income: (i) Interest Expense; (ii) taxes; and (iii) depreciation, amortization and other non-cash charges. For purposes hereof, “Consolidated Net Income” means the consolidated net income of TriZetto and its subsidiaries as determined in accordance with GAAP. For purposes hereof, “Interest Expense” means, for any fiscal period, the consolidated interest expense (including imputed interest on capitalized lease obligations) on indebtedness of TriZetto and its subsidiaries for such period, excluding any interest expense that is incurred by any other person or entity with respect to obligations that TriZetto or any of its subsidiaries has guaranteed.

(t) Recurring Revenue. As of the end of each fiscal quarter of TriZetto, TriZetto, on a consolidated basis, shall have “recurring revenue” (as identified on TriZetto’s financial statements consistent with TriZetto’s past practice) equal to at least seventy percent (70%) of the amount set forth in the Operating Plan corresponding with such period.

(u) Termination of or Default under Customer Contracts. Borrower will notify Lender of any termination of or default (that would give rise to a termination) under any Customer Contract that represents twenty percent (20%) or more of TriZetto’s consolidated gross revenues during the immediately preceding twelve (12) month period (a “Material Customer Contract”) as soon as possible but in any event not later than three (3) Business Days after any notice of termination or default thereunder, in each case other than any such termination or default notices that originate with Borrower, which notices must be sent concurrently to Lender. Notwithstanding anything in this Section 10(u) to the contrary, no provision in this Section 10(u) shall modify, reduce or otherwise affect Lender’s rights hereunder or under any other Loan Document.

11. Negative Covenants.

Each entity constituting Borrower covenants and agrees that until this Note shall be repaid in full:

(a) Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for borrowed money except: (i) indebtedness to Lender, together with any refinancing, renewal or extension thereof; (ii) indebtedness of Borrower secured by mortgages, encumbrances or liens permitted by Section 11(b) together with any refinancing, renewal or extension thereof so long as the aggregate principal amount and material terms of such indebtedness are not increased or worsened thereby; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or more than thirty (30) calendar days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; (iv) the indebtedness set forth on Schedule 11(a) together with any refinancing, renewal or extension thereof so long as the aggregate principal amount and material terms of such indebtedness are not increased or worsened thereby; and (v) to the extent not included in subparagraphs (i)-(iv) above, borrowings incurred in the ordinary course of its business and not and not exceeding $500,000 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for borrowed money to any third person or entity (other than Lender, to the extent permitted by this Note or any subsequent agreement between Borrower and Lender).

(b) Liens and Encumbrances. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

(c) Restriction on Fundamental Changes. Borrower will not, without the prior written consent of Lender: (a) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); provided that, with respect to any liquidation or dissolution of a Borrower in connection with which the assets and liabilities of such Borrower are transferred to another entity that is then a Borrower under this Note, the prior written consent of Lender shall not be required; or (b) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, by merger, consolidation, sale of assets or otherwise (i) all or substantially all of its assets or (ii) the capital stock of any of its subsidiaries, in each case whether now owned or hereafter acquired. Borrower agrees that compliance with this Section 11(c) is a material inducement to Lender’s advancing credit under this Note. Borrower further agrees that in addition to all other remedies available to Lender, Lender shall be entitled to specific enforcement of the covenants in this Section 11(c), including without limitation injunctive relief.”

(d) Sale and Leaseback. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without the prior written notice to, and the prior express written consent of, Lender, which consent shall not be unreasonably withheld.

(e) Dividends, Distributions, and Management Fees. Borrower will not make, declare or pay any dividends or distributions with respect to, purchase, redeem or otherwise acquire for value any of its outstanding stock now or hereafter outstanding, or return any capital of its stockholders, except pursuant to the Borrower’s existing or future Restricted Stock Agreements or as otherwise approved by the Board of Directors of the applicable Borrower (provided, that such issuances, in the aggregate shall not exceed fifteen percent (15%) of the outstanding shares of the capital stock of any such Borrower), nor shall Borrower pay management fees or fees of a similar nature to any person other than to other entities which constitute the Borrower (in accordance with the terms hereof); provided that, so long as no Event of Default is occurring or continuing hereunder, Borrower shall be permitted to pay dividends to its Affiliates (regardless of whether any such Affiliate is a “Borrower” hereunder).

(f) Loans. Borrower will not make loans or advances to any Person, other than (i) trade credit extended in the ordinary course of its business, and (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, stockholders, directors, and employees.

(g) Contingent Liabilities. Except as set forth on Schedule 11(g), Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(h) Subsidiaries. Except for subsidiaries which are also certain of the entities which constitute Borrower, those subsidiaries set forth on Schedule 9(u) and any subsidiary formed or acquired in connection with an acquisition made by a Borrower, Borrower does not have, and will not form, any subsidiary, or make any equity investment in or any loan in the nature of an equity investment to, any other person, without the prior written consent of Lender, which consent shall not be unreasonably withheld. In the event that any subsidiary listed on Schedule 9(u) or any other subsidiary of a Borrower which is not itself a Borrower hereunder at any time acquires or otherwise obtains any assets or commences operations of any kind, Borrower agrees that it shall request that such subsidiary be added as a “Borrower” entity under this Note and shall ensure that such subsidiary as well as the other Borrower entities execute all documents required, among other things, to include such subsidiary as a “Borrower” under this Note and to include the collateral of such subsidiary in the Collateral hereunder.

(i) Transactions with Affiliates and Subsidiaries. Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate (except for any Affiliate that is also a “Borrower” hereunder) or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm’s length transaction with any Person not an Affiliate (except for any Affiliate that is also a “Borrower” hereunder) or subsidiary, and so long as the transaction is not otherwise prohibited under this Note. For purposes of the foregoing, Lender consents to the transactions described on Schedule 11(i). Notwithstanding the foregoing, no Borrower will transfer any assets to any subsidiary of Borrower identified on Schedule 9(u) or any other subsidiary of a Borrower entity which is not a Borrower hereunder nor cause any such subsidiary to commence operations without the prior written consent of Lender until such subsidiary is added as a “Borrower” entity hereunder as set forth in paragraph 11(h) above for purposes of including the assets of such subsidiary in the Collateral; provided, however, that Lender shall not be required to increase the amount of this Note in connection with the addition to the Collateral of the assets of any such subsidiary that is added as a Borrower entity.

(j) Change in Capital Structure. From and after the Effective Date, there shall occur no change in the ownership of the equity securities (other than the common stock of TriZetto) of TriZetto or any other Borrower, in each case from such ownership as set forth in Schedule 9(p).

(k) Contracts and Agreements. Borrower will not become or be a party to any contract or agreement which would breach this Note, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound, except for such breach which individually or in the aggregate could not have a Material Adverse Effect.

(l) Compliance with ERISA. Borrower will not permit with respect to any Plan covered by Title IV of ERISA any Prohibited Transaction or any Reportable Event.

(m) Qualifications. Borrower will not amend, alter or suspend or terminate or make provisional in any material way, any qualification required to operate its business without the prior written consent of Lender, except in the event where such action could not have a Material Adverse Effect.

(n) Use of Lender’s Name/Press Releases. Borrower will not use Lender’s name (or the name of any of Lender’s affiliates) in connection with any of its business operations. Borrower will not and will not permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of Lender, General Electric Capital Corporation or any of their respective Affiliates or referring to the Loan Agreement or the other Loan Documents without at least two (2) Business Days prior written notice to Lender and without the prior written consent of Lender unless (and only to the extent that) Borrower or such Affiliate of Borrower is required to so disclose under law and then, in any event, such Borrower or Affiliate will notify Lender of such press release or other public disclosure. Borrower consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by the Loan Agreement. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing contained in the Loan Agreement is intended to permit or authorize Borrower to make any contract on behalf of Lender.

(o) Margin Stock. Borrower will not carry or purchase any “margin security” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

(p) Truth of Statements and Certificates. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

(q) Capital Expenditures. With respect to each consecutive six (6) month period during the term of this Note, commencing on the Effective Date, TriZetto, on a consolidated basis, shall not make Capital Expenditures during such period in excess of an amount equal to one hundred twenty percent (120%) of the amount set forth in the Operating Plan corresponding with such period. For purposes hereof, “Capital Expenditures” means all expenditures (by the expenditure of cash or the incurrence of indebtedness) during any period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one (1) year and that are required to be capitalized under GAAP.

12. Events of Default. The following events are each an “Event of Default” under this Note:

(a) Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender under this Note and such payment remains unpaid for ten (10) calendar days after written notice of the default or breach from Lender to Borrower; or

(b) Borrower has made any representations or warranties in this Note, the other Loan Documents, any financial statement delivered to Lender or otherwise in connection with this Note or the related transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note or in such document or financial statement not misleading; or

(c) Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note or the other Loan Documents and any such failure shall have continued for a period of fifteen (15) Business Days after written notice of such failure; or

(d) Any obligation of Borrower (other than its obligations under this Note) for the payment of borrowed money (excluding trade accounts payable) in an amount greater than $200,000 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

(e) Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower’s inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

(f) Either (i) an involuntary case is commenced against Borrower and the petition is not contested within ten (10) calendar days or is not dismissed within sixty (60) calendar days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower and the order, judgment or decree shall continue unstayed and in effect for a period of sixty

(60) calendar days or shall not be discharged within ten (10) calendar days after the expiration of any stay of such order, judgment, or decree; or

(g) One or more final judgments in excess of $500,000 against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) calendar days; or

(h) Borrower ceases any material portion of its business operations as presently conducted; or

(i) Any indication or evidence is received by Lender that Borrower may have directly or indirectly been engaged in any type of activity which, in Lender’s discretion, may result in the forfeiture of any property of Borrower to any governmental authority, which default shall have continued unremedied for a period of fifteen (15) calendar days after written notice from Lender; or

(j) Borrower or any Affiliate of Borrower, shall challenge or contest, in any action, suit or proceeding, the validity or enforceability of this Note, or any of the other Loan Documents, the legality or the enforceability of any of the obligations under this Note or under any of the Loan Documents or the perfection or priority of any lien granted to Lender;

(k) Borrower shall be criminally convicted under any law and such conviction shall have a Material Adverse Effect; or

(l) There shall occur an adverse change in the financial condition or business prospects of Borrower (which change meets the standard of Material Adverse Effect hereunder), or Lender in good faith shall deem itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of this Note, which default shall have continued unremedied for a period of twenty (20) calendar days after written notice from Lender; or

(m) An Event of Default shall have occurred under the Revolving Loan Documents or Affiliated Loan Documents.

13. Lender’s Rights.

(a) Upon the occurrence of an Event of Default under this Note or the other Loan Documents, Lender may, in addition to its rights and remedies set forth in Sections 6 and 7 above, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Note or the other Loan Documents, in the Loan Agreement or the Revolving Loan Documents, the Affiliated Loan Documents or any in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given under this

Note or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender, including but not limited to any obligations of Borrower to Lender under the Loan Agreement, the Revolving Loan Documents or the Affiliated Loan Documents, shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any commercially reasonable manner and in any order, to enforce its security interests with respect to the Collateral, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any Collateral to the obligations of Borrower, in any order, under (x) this Note and the Loan Documents, (y) the obligations of Borrower under the Loan Agreement and the Revolving Loan Documents or (z) the obligations under the Affiliated Loan Documents.

(b) If an Event of Default has occurred as provided above and Borrower has not paid all amounts outstanding, including all principal, together with interest accrued on such amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys’ fees, if this Note is referred to an attorney for collection after the Event of Default.

14. No Defenses. Borrower’s obligations under this Note shall not be subject to any set-off, counterclaim or defense to payment that Borrower now has or may have in the future.

15. No Waiver; Cumulative Rights. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note or the other Loan Documents, nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege, nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise of, or the exercise of any other, right, power or privilege. The remedies provided for in this Note are cumulative and are not exclusive of any remedies that may be available to any party to this Note at law, in equity or otherwise.

16. Writing Required. No modification or waiver of any provisions of this Note or any other Loan Documents, and no consent to any departure by Borrower, shall in any event be effective, without respect to any course of dealing between the parties, unless the modification or waiver shall be in a writing executed by Lender (and Borrower with respect to a modification) and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

17. Usury Limitation. Notwithstanding anything contained to the contrary in this Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) “spread” the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

18. Notices. Any notice or demand given under this Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at: The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, Attention: Mr. Michael Sunderland, CFO, Telephone: (949) 719-2200, Telecopier: (949) 219-2199, with a copy James J. Sullivan, Vice President, General Counsel for TriZetto, Telephone: (949) 719-2215, Telecopier: (949) 219-2197. Any notice to be given to Lender under this Note shall be given by personally delivering it, sending by telecopier (with a confirming copy by regular mail), or mailing it by certified or registered mail, return receipt requested, or sent by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, 4th Floor, Chevy Chase, Maryland 20815 Attention: Pascale Bissainthe, Chief Counsel, Telephone: (301) 961-1640, Telecopier: (301) 664-9866, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 18 at least fifteen (15) calendar days before such change of address is to become effective. A notice given under this Note shall be deemed received upon receipt if it is personally delivered or sent by telecopier or overnight courier service and five (5) calendar days after it is deposited in the U.S. mail if it is sent by regular mail.

19. Section Headings. The headings of the several paragraphs of this Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

20. Severability. If any term, provision, covenant or condition of this Note or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term, provision, covenant or condition is invalid, illegal or unenforceable, Lender may, but is not obligated to, advance funds to Borrower under this Note until Borrower and Lender amend this Note so as to effect the original intent of the parties as closely as possible in a valid and enforceable manner.

21. Survival of Terms. All covenants, agreements, representations and warranties made in this Note or in any financial statements delivered pursuant to this Note shall survive Borrower’s execution and delivery of this Note to Lender and shall continue in full force and effect so long as this Note or any other obligation under this Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates under this Note shall remain unperformed.

22. Indemnity. Borrower hereby agrees to indemnify and hold harmless Lender, its partners, officers, agents and employees (collectively, “Indemnitee”) from and against any liability, loss, cost, expense, claim, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys’ fees and expenses) arising from Borrower’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Note or from the breach of any of the representations or warranties contained in this Note. In addition, Borrower shall defend Indemnitee against and save it harmless from all claims of any Person with respect to the Collateral. Notwithstanding any contrary provision in this Note, the obligations of Borrower under this Section 22 shall survive the payment in full of the all obligations under this Note and the termination of this Note.

23. Joint and Several Liability. Each entity comprising Borrower shall be jointly and severally liable for all of the obligations of Borrower under this Note.

24. Commissions. The transaction contemplated by this Note was brought about by Lender and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Lender harmless from and against the claim and will defend any action to recover on that claim, at Borrower’s cost and expense, including Lender’s counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Lender’s favor, the amount demanded will be deemed a liability of Borrower under this Note, secured by the Collateral.

25. Third Parties. No rights are intended to be created under this Note or under any other Loan Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Note shall be construed as a delegation to Lender of Borrower’s duty of performance, including without limitation Borrower’s duties under any account or contract in which Lender has a security interest.

26. Discharge of Borrower’s Obligations. Lender, in its sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (a) obtain insurance covering any of the Collateral as required under this Note; (b) pay for the performance of any of Borrower’s obligations under this Note; (c) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Note unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (d) pay for the maintenance and preservation of any of the Collateral. Reasonable expenses and advances hereunder shall be added to the Loan, until reimbursed to Lender and shall be secured by the Collateral. Any such payments and advances by Lender shall not be construed as a waiver by Lender of an Event of Default.

27. Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is the subject of this Note, the other Loan Documents may be granted or withheld by Lender in its sole and absolute discretion.

28. Governing Law; Consent to Jurisdiction. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS NOTE OR THE OTHER LOAN DOCUMENTS IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF MARYLAND OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF MARYLAND. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADRESS DESCRIBED IN SECTION 18 OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

29. Cooperation in Discovery and Litigation. In any litigation, trial, arbitration or other dispute resolution proceeding relating to this Note or any of the other Loan Documents, all directors, officers, employees and agents of Borrower or of its Affiliates shall be deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise). Borrower agrees that Lender’s counsel in any such dispute resolution proceeding may examine any of these individuals as if under cross-examination and that any discovery deposition of any of them may be used in that proceeding as if it were an evidence deposition. Borrower in any event will use all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) or other things under its control and relating to the dispute in any jurisdiction that recognizes that (or any similar) distinction.

30. Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

31. Confession of Judgment. BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRATICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SECTION, THE LENDER ACKNOWLEDGES THAT ATTORNEYS’ FEES ARE STATED TO BE FIFTEEN PERCENT (15%) SOLELY FOR PURPOSES OF FIXING A SUM CERTAIN FOR WHICH JUDGEMENT CAN BE ENTERED BY CONFESSION; AND THE LENDER AGREES THAT IN ENFORCING ANY JUDGEMENT BY CONFESSION, LENDER SHALL NOT DEMAND, SOLELY WITH RESPECT TO ATTORNEYS’ FEES INCURRED BY THE LENDER IN CONNECTION WITH SUCH INDEBTEDNESS AFTER SUCH JUDGEMENT IS RENDERED, ANY AMOUNTS IN EXCESS OF THE ACTUAL AMOUNT OF ATTORNEYS’ FEES CHARGED OR BILLED TO THE LENDER (WHICH ATTORNEYS’ FEES SHALL BE CHARGED OR BILLED TO THE LENDER AT THE STANDARD HOURLY RATES). BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE COUNTY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT AND PROPER.

32. Appointment of Agent under this Note.

(a) Each of the entities comprising Borrower (other than TriZetto) hereby irrevocably appoints and constitutes TriZetto as its agent to request and receive the Loan (and to otherwise act on behalf of each such entity pursuant to this Note and the other Loan Documents) from Lender in the name or on behalf of each such entity. Lender may disburse the Loan to the bank account of any one or more of such entities without notice to any of the other entities comprising

Borrower or any other Person at any time obligated on or in respect of the Obligations.

(b) Each of the entities comprising Borrower (other than TriZetto) hereby irrevocably appoints and constitutes TriZetto as its agent to receive statements of account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Note and the other Loan Documents.

(c) No purported termination of the appointment of TriZetto as agent hereunder shall be effective without the prior written consent of Lender.

33. Cross-Guaranty.

(a) Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 33 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 33 shall be absolute and unconditional, irrespective of, and unaffected by (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Note, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party; (ii) the absence of any action to enforce this Note (including this Section 33) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof; (iii) the existence, value or condition of, or failure to perfect its lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security); (iv) the insolvency of any Borrower; or (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(b) Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(c) Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Note and the other Loan Documents and that, but for the provisions of this Section 33 and such waivers, Agent and Lenders would decline to enter into this Note.

(d) Each Borrower agrees that the provisions of this Section 33 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

(e) Notwithstanding anything to the contrary in this Note or in any other Loan Document, and except as set forth in this Section 33, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 33, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 33.

(f) If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 33. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 33, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

(g) Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 33 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the net amount of all Loans advanced to any other Borrower under this Note and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(ii) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 33 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 33.

(h) To the extent that any Borrower shall make a payment under this Section 33 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(i) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 33 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(j) This Section 33 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 33 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Note, including Section 33. Nothing contained in this Section 33 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(k) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(l) The rights of the indemnifying Borrowers against other credit parties under this Section 33 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the commitments of Lender hereunder.

(m) The liability of Borrowers under this Section 33 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Note and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

34. No Novation. This Amended and Restated Secured Term Note (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Borrower’s obligations with respect to the Outstanding Principal Amount or otherwise with respect to its continuing obligations under the Original Note, all of which obligations remain and shall continue in full force and effect under this Note as if originally set forth herein.

[THIS SPACE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Amended and Restated Term Note constitute an instrument executed under seal, the Borrower has caused this Amended and Restated Term Note to be executed under seal as of the date first written above.

BORROWER:

THE TRIZETTO GROUP, INC.,
a Delaware corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

CREATIVE BUSINESS SOLUTIONS, INC.,
a Texas corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

FINSERV HEALTH CARE SYSTEMS, INC.,
a New York corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

HEALTHCARE MEDIA ENTERPRISES, INC.,
a Delaware corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

HEALTHWEB, INC., a Delaware corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

MARGOLIS HEALTH ENTERPRISES, INC.,
a California corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

NOVALIS CORPORATION,
a Delaware corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

TRIZETTO APPLICATION SERVICES, INC.,
a Colorado corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

DIGITAL INSURANCE SYSTEMS
CORPORATION, an Ohio corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

HEALTH NETWORKS OF AMERICA, INC.,
a Maryland corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

NOVALIS DEVELOPMENT CORPORATION,
a Delaware corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

NOVALIS DEVELOPMENT & LICENSING
CORPORATION, an Indiana corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

NOVALIS SERVICES CORPORATION,
a Delaware corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

ERISCO, INC., a New York corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

RESOURCE INFORMATION
MANAGEMENT SYSTEMS, INC.,
an Illinois corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

WINTHROP FINANCIAL GROUP, INC.,
an Illinois corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

OPTION SERVICES GROUP, INC.,
an Illinois corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

INFOTRUST COMPANY,
an Illinois corporation

By:	(SEAL)
Name: Michael J. Sunderland
Title: Chief Financial Officer/Secretary

37